SECURITY AGREEMENT (PATENTS)


         WHEREAS, PALOMAR MEDICAL TECHNOLOGIES, INC., a Delaware corporation, with a principal place of business at 45 Hartwell Avenue, Lexington, MA 02421 (the "Company") and FLEET NATIONAL BANK, with a place of business at One Federal Street, Boston, Massachusetts 02110 (the "Bank") have entered into an Inventory, Accounts Receivable and Intangibles Security Agreement dated November 16, 1998 (the "Security Agreement") and are also parties to a related letter agreement (the "Letter Agreement") between the Bank and the Company; and

         WHEREAS, the Company is the owner and user of the United States Patent Applications listed on Schedule A hereto and identified in said Letter Agreement and said Security Agreement (collectively, the "U.S. Patent Applications"); and

         WHEREAS, among the security interests granted by the Company to the Bank pursuant to the Security Agreement is a security interest in the U.S. Patent Applications listed on Schedule A hereto and in any registered patents arising therefrom; and

         WHEREAS, the parties to the Security Agreement contemplate and intend that, if an Event of Default (as defined in the Letter Agreement) shall occur and be continuing, the Bank shall have all rights of a foreclosing secured party in and to the U.S. Patent Applications and in any registered patents arising therefrom and any proceeds thereof, including, without limitation, the right, following such foreclosure, to transfer to a purchaser all of the Company's right, title and interest in and to the U.S. Patent Applications and in any registered patents arising therefrom;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties reconfirm the terms of the Security Agreement, as if set forth fully herein, and acknowledge that the Bank has a security interest in the U.S. Patent Applications listed on Schedule A hereto and in any registered patents arising therefrom; as security for the Obligations (as defined in the Security Agreement) the Company hereby collaterally assigns to the Bank, and grants a security interest to the Bank in and to, all of the Company's right, title and interest in and to said U.S. Patent Applications and in any registered patents arising therefrom; the Company agrees that it will not sell or assign any of the U.S. Patent Applications nor any of the registered patents arising therefrom without the prior written consent of the Bank; and the Company and the Bank request that the Commissioner of Patents and Trademarks record this document with respect to the U.S. Patent Applications.

         The Company hereby appoints the Bank as the Company's attorney-in-fact (with full power of substitution and resubstitution) with the power and authority, after the occurrence of any Event of Default (as defined in the Letter Agreement), to execute and deliver, in the name and on behalf of the Company, and to cause the recording of all such further assignments and other instruments as the Bank may reasonably deem necessary or desirable in order to carry out the intent of the Security Agreement and this Security Agreement (Patents). The Company agrees that all third parties may conclusively rely on any such further assignment or other instrument, so executed, delivered and recorded by the Bank (or the Bank's designee in accordance with the terms hereof) and on the statements made therein.

PALOMAR MEDICAL TECHNOLOGIES, INC.             FLEET NATIONAL BANK


By:  /s/ Joseph P. Caruso                      By:    /s/ Lucie Burke
   ------------------------------                 ------------------------------
     Name:  Joseph P. Caruso                          Its:  Vice President
     Title: Chief Financial Officer



COMMONWEALTH OF MASSACHUSETTS  )
                               ) ss.
COUNTY OF  MIDDLESEX           )


         Then personally appeared before me the above-named JOSEPH P. CARUSO, the CHIEF FINANCIAL OFFICER of Palomar Medical Technologies, Inc., and stated that he/she executed the foregoing instrument under the authority of said corporation's Board of Directors and acknowledged the foregoing instrument to be the free act and deed of said corporation.

         WITNESS my hand and seal this 16th day of November, 1998.


                                               /s/ Marianne Barrett
                                               ----------------------------
                                               Notary Public
                                               My commission expires:

                                   SCHEDULE A

                                       TO

                          SECURITY AGREEMENT (PATENTS)


Patents with United States Registration

                                                                                           >

Patent Description                                           Reg. No.                   Issue Date
------------------                                           --------                   ----------
                                                         None.

Patent Applications
-------------------


Description                                                  Serial No.                 Filing Date
-----------                                                  ----------                 -----------

Laser applicator having thermoelectric cooling               08/759,136               April 24, 1997

Laser dermatology with feedback control                      08/759,036               December 2, 1996

Method and apparatus for hair removal                        09/028,416               February 24, 1998

Method and apparatus for dermatology  treatment              09/178,055               May  13,  1998

System for electromagnetic
dermatology and head for use therewith                       60,077,794               March 12, 1998